EXHIBIT 1

Contact:
Icahn Capital LP Susan Gordon (212) 702-4309

CARL ICAHN RELEASES OPEN LETTER TO XEROX SHAREHOLDERS

New York, New York, March 14, 2018 – Today Carl Icahn released the following open letter to shareholders of Xerox Corporation (NYSE: XRX):

Fellow Shareholders:

I am pleased to announce that we have engaged John Visentin as a consultant both in connection with the upcoming proxy contests and to explore strategic alternatives for Xerox on our behalf.

John is a highly-in-demand operating executive with a superb track record, specifically when it comes to revamping complex operations with prior managerial shortcomings in the IT services industry to consistently drive profitable growth. He previously managed multi-billion dollar business units as a senior executive at each of Hewlett-Packard and IBM and most recently drove successful transformations for Apollo Global Management portfolio companies Novitex Enterprises Solutions (where he was Executive Chairman and CEO) and Presidio (where he was Chairman).

We believe John has the ideal skill set to help us show shareholders why the proposed Fuji scheme makes no sense and how there is tremendous value potential in a stand-alone Xerox with new management. John will be intimately involved in our outreach over the next few weeks and months as we, together with Darwin Deason and his team, explain our strategy to maximize shareholder value at Xerox.

We look forward to further introducing you to John.

 Sincerely yours,

Carl Icahn

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Additional Information and Where to Find it;
Participants in the Solicitation

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES FROM THE SHAREHOLDERS OF XEROX CORPORATION IN CONNECTION WITH THE PROPOSED TRANSACTIONS BETWEEN XEROX CORPORATION AND FUJIFILM HOLDINGS CORPORATION (THE "TRANSACTION") AND/OR FOR USE AT THE 2018 ANNUAL MEETING OF SHAREHOLDERS OF XEROX CORPORATION (THE "ANNUAL MEETING") WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY RELATED TO THE TRANSACTION AND/OR THE ANNUAL MEETING WILL BE MAILED TO SHAREHOLDERS OF XEROX CORPORATION AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY CARL ICAHN, DARWIN DEASON AND THEIR RESPECTIVE AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2018.